UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2014

Kirkland's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2501 McGavock Pike, Suite 1000, Nashville, Tennessee		37214
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2014, Kirkland’s, Inc. (the "Company") entered into an Office Lease Agreement by and between the Company and Highwoods Realty Limited Partnership (the "Office Lease") under which the Company will lease its new corporate headquarters facility, as the Company’s current lease will expire on August 1, 2014. Pursuant to the Office Lease, the Company will lease approximately 76,000 square feet of office space in the Nashville, Tennessee metropolitan area, several miles away from the Company’s current Nashville headquarters office.

The lease has a 10 year term with initial annual rent, excluding rent holidays, of $1.5 million, and annual rent increases of 2%.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

April 21, 2014	By:	/s/ W. Michael Madden

Name: W. Michael Madden
Title: Senior Vice President and Chief Financial Officer